Exhibit 99.1

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2018 RESULTS AND REAFFIRMS FULL-YEAR 2018 GUIDANCE

Chicago, May 3, 2018 – LSC Communications, Inc. (NYSE: LKSD) today reported financial results for the first quarter of 2018.

1Q 2018 Highlights:

•	Net sales of $929 million compared to $821 million in the first quarter of 2017, an increase of $108 million, or 13.2%

•	Organic net sales decrease of 1.7% compared to the first quarter of 2017, an improvement in organic net sales trends

•	GAAP net loss of $11 million, or $0.32 per diluted share compared to a net loss of $1 million, or $0.02 per diluted share in the first quarter of 2017

•	Non-GAAP net loss of $4 million, or $0.11 per diluted share, compared to non-GAAP net income of $4 million, or $0.14 per diluted share in the first quarter of 2017

•	Non-GAAP adjusted EBITDA of $53 million, or 5.7% of net sales, compared to $65 million, or 7.9% of net sales, in the first quarter of 2017

•	Company reaffirms full-year guidance

“We are pleased with the overall revenue trends in the quarter and, as we expected given the sales mix, the first quarter’s margin comparisons were difficult. We anticipate margin improvements as we move through 2018, driven by improved sales mix, integration synergies and cost actions taken earlier this year,” said Thomas J. Quinlan III, LSC Communications’ Chairman, Chief Executive Officer and President. “In 2018, we have continued to execute on our strategic initiatives and are excited to add the Print Logistics component of RRD’s Logistics business to further strengthen our logistics infrastructure to drive growth in warehousing and distribution services. Additionally, we announced the sale of LSC’s retail offset printing facilities as we continue to focus on our adjacencies growth strategy.”

Net Sales

First quarter net sales were $929 million, up $108 million, or 13.2%, from the first quarter of 2017. After adjusting for acquisitions, changes in foreign exchange rates, pass-through paper sales, and the adoption of new revenue recognition standards, organic net sales decreased 1.7% from the first quarter of 2017 which represents an improvement in the Company’s organic net sales trend. This improvement was driven by sales performance in the Print segment, especially within the book reporting unit, that was more than offset by the impact of customer inventory reductions in the Office Products segment.

GAAP Net Income

First quarter 2018 net loss was $11 million, or $0.32 per diluted share, compared to a net loss of $1 million, or $0.02 per diluted share, in the first quarter of 2017. The first quarter 2018 net loss included after-tax charges of $7 million and first quarter 2017 net income included after-tax charges of $5 million, both of which are excluded from the presentation of non-GAAP net income. Additional details regarding the amount and nature of these adjustments and other items are included in the attached schedules.

Non-GAAP Adjusted EBITDA and Non-GAAP Net Income

Non-GAAP adjusted EBITDA in the first quarter of 2018 was $53 million, or 5.7% of net sales, compared to $65 million, or 7.9% of net sales, in the first quarter of 2017. The decrease in non-GAAP adjusted EBITDA margin was primarily due to sales mix, pricing pressure and the impact of lower margins related to recent acquisitions partially offset by on-going productivity and cost control initiatives.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2018 RESULTS AND REAFFIRMS FULL-YEAR 2018 GUIDANCE

Non-GAAP net loss totaled $4 million, or $0.11 per diluted share, in the first quarter of 2018 compared to non-GAAP net income of $4 million, or $0.14 per diluted share in the first quarter of 2017. Reconciliations of net income to non-GAAP adjusted EBITDA and non-GAAP net income are presented in the attached schedules.

2018 Guidance

The Company reaffirms the following full-year guidance for 2018, which includes the estimated impact of its announced transactions assuming a closing date in the second quarter for the sale of LSC’s retail offset printing facilities and in the third quarter for the Print Logistics component of RRD’s Logistics business(1):

Guidance
Net sales	$3.8 to $3.9 billion
Non-GAAP adjusted EBITDA (2)	$320 to $360 million
Depreciation and amortization	$135 to $145 million
Interest expense	$72 to $76 million
Non-GAAP effective tax rate	25% to 29%
Capital expenditures	$65 to $75 million
Free cash flow (3)	$120 to $160 million
Diluted share count (4)	Approximately 35 million

(1)	The completion of each transaction is subject to customary closing conditions

(2)	Consistent with historical guidance and presentation, non-GAAP adjusted EBITDA includes net pension income. Beginning in 2018, Accounting Standards Update No. 2017-07 requires companies to disaggregate the service cost component of net benefit cost from other components of net benefit cost and present the service cost component with other employee compensation costs. All other components of net benefit cost will need to be presented outside of income from operations. As a result, the Company expects to reclassify approximately $49 million, $46 million and $45 million of net pension income for years ended 2018, 2017 and 2016, respectively, out of income from operations to a line item outside of income from operations, resulting in no impact to net income or non-GAAP adjusted EBITDA.

(3)	Free cash flow is defined as net cash provided by operating activities less capital expenditures

(4)	This guidance assumes no shares are repurchased under the Board of Director’s authorization to repurchase up to $20 million of the Company’s shares of common stock.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2018 RESULTS AND REAFFIRMS FULL-YEAR 2018 GUIDANCE

Certain components of the guidance given in the table above are provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis. Information is presented in this manner, consistent with SEC rules, because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, restructuring charges, impairment charges, pension settlement charges, acquisition-related expenses, gains or losses on investments and business disposals, losses on debt extinguishment and other similar gains or losses not reflective of the Company’s ongoing operations. The Company does not believe that excluding such items is likely to be significant to an assessment of the Company’s ongoing operations, given that such excluded items are not indicators of business performance.

Conference Call

LSC Communications will host a conference call and simultaneous webcast to discuss its first-quarter results today, Thursday, May 3, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on LSC Communications’ web site: www.lsccom.com. Individuals wishing to participate must register in advance at the following link. After registering, participants will receive dial-in numbers, a passcode, and a link to access the live event. A webcast replay will be archived on the Company’s web site for 90 days after the call.

About LSC Communications

With a rich history of industry experience, innovative solutions and service reliability, LSC Communications (NYSE: LKSD) is a global leader in print and digital media solutions. Our traditional and digital print-related services and office products serve the needs of publishers, merchandisers and retailers around the world. With advanced technology and a consultative approach, our supply chain solutions meet the needs of each business by getting their content into the right hands as efficiently as possible.

For more information about LSC Communications, visit www.lsccom.com.

Investor Contact

Janet M. Halpin, Senior Vice President, Treasurer & Investor Relations

E-mail: investor.relations@lsccom.com

Tel: 773.272.9275

Use of non-GAAP Information

This news release contains certain non-GAAP measures. The Company believes that these non-GAAP measures, such as non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2018 RESULTS AND REAFFIRMS FULL-YEAR 2018 GUIDANCE

income/loss and free cash flow allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provides useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization methods, historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales, the Company believes that non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin and non-GAAP net income/loss can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including risks associated with the ability of LSC Communications to perform as expected as a separate, independent entity and risks associated with the volatility and disruption of the capital and credit markets, and adverse changes in the global economy. Readers are strongly encouraged to read the full cautionary statements contained in LSC’s filings with the SEC. LSC disclaims any obligation to update or revise any forward-looking statements.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2018 RESULTS

LSC Communications, Inc.

Condensed Consolidated Balance Sheets

As of March 31, 2018 and December 31, 2017

(in millions, except share and per share data)

(UNAUDITED)

	March 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$23	$34
Receivables, less allowances for doubtful accounts of $13 in 2018 (2017: $11)	694	727
Inventories	242	238
Prepaid expenses and other current assets	53	47

Total Current Assets	1,012	1,046

Property, plant and equipment - net	565	576
Goodwill	82	82
Other intangible assets - net	155	160
Deferred income taxes	45	51
Other noncurrent assets	98	99

Total Assets	$1,957	$2,014

Liabilities
Accounts payable	$329	$406
Accrued liabilities	238	239
Short-term and current portion of long-term debt	176	123

Total Current Liabilities	743	768

Long-term debt	689	699
Pension liabilities	164	182
Restructuring and multi-employer pension liabilities	48	49
Other noncurrent liabilities	66	68

Total Liabilities	1,710	1,766

Commitments and Contingencies
Equity
Common stock, $0.01 par value
Authorized: 65,000,000 shares;
Issued: 34,830,180 shares in 2018 (2017: 34,610,931)	—	—
Additional paid-in capital	819	816
Accumulated deficit	(4)	(90)
Accumulated other comprehensive loss	(564)	(476)
Treasury stock, at cost: 201,971 shares in 2018 (2017: 100,256)	(4)	(2)

Total Equity	247	248

Total Liabilities and Equity	$1,957	$2,014

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2018 RESULTS

LSC Communications, Inc.

Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2018 and 2017

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended March 31,
	2018	2017
Net sales	$929	$821

Cost of sales (1)	808	692
Selling, general and administrative expenses (SG&A) (1)	83	76
Restructuring, impairment and other charges - net	6	6
Depreciation and amortization	38	40

(Loss) income from operations	(6)	7

Interest expense-net	20	17
Investment and other (income)-net	(11)	(11)

(Loss) income before income taxes	(15)	1

Income tax (benefit) expense	(4)	2

Net loss	$(11)	$(1)

Net loss per common share:
Basic net loss per share	$(0.32)	$(0.02)
Diluted net loss per share	$(0.32)	$(0.02)

Dividends declared per common share	$0.26	$0.25

Weighted average number of common shares outstanding:
Basic	34.7	32.6
Diluted	34.7	32.6

Additional information:
Gross margin (1)	13.0%	15.7%
SG&A as a % of net sales (1)	8.9%	9.3%
Operating margin	(0.6%)	0.9%
Effective tax rate	24.0%	148.1%

(1)	Exclusive of depreciation and amortization

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2018 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended March 31, 2018 and 2017

(in millions)

(UNAUDITED)

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
GAAP net (loss) income	$(67)	$(11)	(58)	(3)	$5

Adjustments:
Restructuring, impairment and other charges - net (1)	129	6	42	60	21
Separation-related expenses (2)	3	—	—	1	2
Acquisition-related expenses (3)	6	1	2	2	1
Purchase accounting adjustments (4)	2	3	(2)	1	—
Loss on debt extinguishment (5)	3	—	3	—	—
Depreciation and amortization	158	38	42	39	39
Interest expense-net	75	20	20	19	16
Income tax expense (benefit)	7	(4)	36	(23)	(2)

Total Non-GAAP adjustments	383	64	143	99	77

Non-GAAP adjusted EBITDA	$316	$53	$85	$96	$82

Net sales	$3,711	$929	$999	$935	$848
Non-GAAP adjusted EBITDA margin %	8.5%	5.7%	8.5%	10.3%	9.7%

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
GAAP net income (loss)	$74	$(1)	$9	$38	$28
Adjustments:
Restructuring, impairment and other charges - net (1)	21	6	7	3	5
Separation-related expenses (2)	6	1	4	1	—
Pension settlement charge (6)	1	—	—	—	1
Depreciation and amortization	165	40	41	40	44
Interest expense (income)-net	35	17	18	1	(1)
Income tax expense	37	2	1	18	16

Total Non-GAAP adjustments	265	66	71	63	65

Non-GAAP adjusted EBITDA	$339	$65	$80	$101	$93

Net sales	$3,595	$821	$919	$949	$906
Non-GAAP adjusted EBITDA margin %	9.4%	7.9%	8.7%	10.6%	10.3%

(1)	Restructuring, impairment and other charges-net: Restructuring charges for employee termination costs, lease terminations, other costs, and multiemployer pension plan withdrawal obligations; impairment charges for goodwill, intangible assets and other long-lived assets. Refer to the Reconciliation of GAAP to Non-GAAP Measures schedules for more information.

(2)	Separation-related expenses: One-time transaction expenses associated with becoming a standalone company.

(3)	Acquisition-related expenses: Legal, accounting and other expenses associated with completed and contemplated acquisitions.

(4)	Purchase accounting adjustments: Purchase accounting inventory step-up adjustments and any gains associated with acquisitions.

(5)	Loss on debt extinguishment: Loss related to a partial debt extinguishment.

(6)	Pension settlement charge: Charge recognized for lump-sum pension settlement payments.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2018 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended March 31, 2018 and 2017

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended March 31, 2018		For the Three Months Ended March 31, 2017
	Net (loss) income	Net (loss) income per diluted share	Net (loss) income	Net (loss) income per diluted share
GAAP basis measures	$(11)	$(0.32)	$(1)	$(0.02)

Non-GAAP adjustments:

Restructuring, impairment and other charges - net (1)	4	0.11	3	0.10
Separation-related expenses (2)	—	—	1	0.03
Acquisition-related expenses (3)	—	0.01	—	—
Purchase accounting adjustments (4)	2	0.07	—	—
Income tax adjustments (5)	1	0.02	1	0.03

Total Non-GAAP adjustments	7	0.21	5	0.16

Non-GAAP measures	$(4)	$(0.11)	$4	$0.14

(1)   Restructuring, impairment and other charges - net: Operating results for the three months ended March 31, 2018 and 2017 were affected by the following pre-tax restructuring charges of $6 million ($4 million after-tax) and $6 million ($3 million after-tax), respectively:

	For the Three Months Ended March 31,
	2018	2017
Employee termination costs (a)	$4	$4
Other restructuring charges (b)	3	1
Reduction of goodwill impairment charges (c)	(1)	—
Other charges (d)	—	1

Total restructuring, impairment and other charges—net	$6	$6

(a)	For the three months ended March 31, 2018, employee-related termination costs resulted from the closure of one facility in the Print segment and the reorganization of certain business units. For the three months ended March 31, 2017, employee-related termination costs resulted from the reorganization of certain business units and corporate functions.

(b)	Includes other facility costs.

(c)	As a result of a $1 million adjustment of previously recorded goodwill associated with acquisitions in 2017, there was a reduction of goodwill impairment charges of $1 million during the three months ended March 31, 2018.

(d)	Other charges related to the Company’s multi-employer pension plan withdrawal obligations unrelated to facility closures.

(2)	Separation-related expenses: The three months ended March 31, 2017 included pre-tax charges of $1 million ($1 million after-tax) for one-time costs associated with becoming a standalone company.

(3)	Acquisition-related expenses: The three months ended March 31, 2018 included pre-tax charges of $1 million (a de minimis amount of after-tax charges) related to legal, accounting and other expenses associated with completed and contemplated acquisitions.

(4)	Purchase accounting adjustments: The three months ended March 31, 2018 included pre-tax charges of $3 million ($2 million after-tax) as a result of purchase accounting inventory step-up adjustments and changes to purchase price allocations related to prior acquisitions.

(5)	Income tax adjustments: Included tax expense of $1 million for each of the three months ended March 31, 2018 and 2017 that was recorded due to the unfavorable impact associated with share-based compensation awards that lapsed during each of the periods.

Note: The income tax impact is calculated using the tax rate in effect for the non-GAAP adjustments.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2018 RESULTS

LSC Communications, Inc.

Segment GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended March 31, 2018 and 2017

(in millions)

(UNAUDITED)

	Print	Office Products	Corporate	Consolidated
For the Three Months Ended March 31, 2018
Net sales	$806	$123	$—	$929
Income (loss) from operations	2	2	(10)	(6)
Operating margin %	0.2%	1.6%	nm	(0.6%)
Investment and other (income) - net	—	—	(11)	(11)

Non-GAAP Adjustments
Depreciation and amortization	34	4	—	38
Restructuring charges - net	6	1	—	7
Impairment reduction	(1)	—	—	(1)
Acquisition-related expenses	—	—	1	1
Purchase accounting adjustments	—	1	2	3

Total Non-GAAP adjustments	39	6	3	48

Non-GAAP adjusted EBITDA	$41	$8	$4	$53
Non-GAAP adjusted EBITDA margin %	5.1%	6.5%	nm	5.7%

Capital expenditures	$19	$—	$1	$20

For the Three Months Ended March 31, 2017
Net sales	$710	$111	$—	$821
Income (loss) from operations	12	9	(14)	7
Operating margin %	1.7%	8.1%	nm	0.9%
Investment and other (income) - net	—	—	(11)	(11)

Non-GAAP Adjustments
Depreciation and amortization	35	4	1	40
Restructuring charges - net	4	1	—	5
Other charges	1	—	—	1
Separation-related expenses	—	—	1	1

Total Non-GAAP adjustments	40	5	2	47

Non-GAAP adjusted EBITDA	$52	$14	$(1)	$65
Non-GAAP adjusted EBITDA margin %	7.3%	12.6%	nm	7.9%

Capital expenditures	$20	$—	$1	$21

nm	Not meaningful

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2018 RESULTS

LSC Communications, Inc.

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2018 and 2017

(in millions)

(UNAUDITED)

	2018	2017
Net loss	$(11)	$(1)
Adjustment to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	38	40
Provision for doubtful accounts receivable	2	1
Share-based compensation	3	3
Deferred income taxes	3	1
Other	2	1
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable - net	56	40
Inventories	(33)	(4)
Prepaid expenses and other current assets	1	(1)
Accounts payable	(75)	3
Income taxes payable and receivable	(8)	(1)
Accrued liabilities and other	(2)	(18)

Net cash (used in) provided by operating activities	$(24)	$64

Capital expenditures	(20)	(21)
Acquisitions of businesses, net of cash acquired	1	(4)

Net cash used in investing activities	$(19)	$(25)

Payments of current maturities and long-term debt	(13)	(51)
Net proceeds from credit facility borrowings	55	—
Proceeds from issuance of common stock	—	18
Dividends paid	(9)	(8)
Payments to RRD - net	—	(7)
Other financing activities	(2)	—

Net cash provided by (used in) financing activities	$31	$(48)

Effect of exchange rate on cash and cash equivalents	1	3

Net decrease in cash, cash equivalents and restricted cash	$(11)	$(6)

Cash, cash equivalents and restricted cash at beginning of year	35	97

Cash, cash equivalents and restricted cash at end of period	$24	$91

Reconciliation to the Condensed Consolidated Balance Sheets	As of March 31, 2018	As of December 31, 2017
Cash and cash equivalents	$23	$34
Restricted cash included in Prepaid expenses and other current assets	1	1

Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$24	$35

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2018 RESULTS

LSC Communications, Inc.

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2018 and 2017

(in millions)

(UNAUDITED)

	2018	2017
Additional Information:
For the Three Months Ended March 31:
Net cash (used in) provided by operating activities	$(24)	$64
Less: capital expenditures	20	21

Free cash flow	$(44)	$43

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2018 RESULTS

LSC Communications, Inc. Reconciliation of Reported to Pro Forma Net Sales For the Three Months Ended March 31, 2018 and 2017 (in millions) (UNAUDITED)
	Print	Office Products	Consolidated
For the Three Months Ended March 31, 2018
Reported net sales	$806	$123	$929
Adjustments (1)	—	—	—

Pro forma net sales	$806	$123	$929

For the Three Months Ended March 31, 2017
Reported net sales	$710	$111	$821
Adjustments (1)	92	30	122

Pro forma net sales	$802	$141	$943
Net sales change
Reported net sales	13.5%	10.8%	13.2%
Pro forma net sales	0.5%	(12.8%)	(1.5%)
Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	1.5%	—%	1.3%

Year-over-year impact of changes in pass-through paper sales	(0.1%)	—%	(0.1%)

Year-over-year impact of adoption of new revenue recognition standard	—%	(7.0%)	(1.0%)
Net organic sales change (2)	(0.9%)	(5.8%)	(1.7%)

The reported results of the Company include the results of acquired businesses from the acquisition dates forward. The Company has provided this schedule to reconcile reported net sales for the three months ended March 31, 2018 and 2017 to pro forma net sales as if the acquisitions took place as of January 1, 2017 for purposes of this schedule.

(1) Adjusted for net sales of acquired businesses:

There were no acquisitions during the three months ended March 31, 2018.

For the three months ended March 31, 2017, the adjustments for net sales of acquired businesses reflect the net sales of The Clark Group (“Clark Group”) (acquired November 29, 2017), Quality Park (acquired November 9, 2017), Publishers Press (acquired September 7, 2017), NECI LLC (“NECI”) (acquired August 21, 2017), CREEL Printing (“CREEL”) (acquired August 17, 2017), Fairrington Transportation Corp., F.T.C. Transport, Inc. and F.T.C. Services, Inc. (“Fairrington”) (acquired July 28, 2017), and HudsonYards Studios (“HudsonYards”) (acquired March 1, 2017).

(2) Adjusted for net sales of acquired businesses and the impact of changes in FX rates, pass-through paper sales and the Company’s adoption of Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASC 606”) during the three months ended March 31, 2018.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2018 RESULTS

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales - Print Segment

For the Three Months Ended March 31, 2018 and 2017

(in millions)

(UNAUDITED)

	Magazines, Catalogs, and Retail Inserts	Book	Europe	Directories	Print
For the Three Months Ended March 31, 2018
Reported net sales	$468	$249	$62	$27	$806
Adjustments (1)	—	—	—	—	—

Pro forma net sales	$468	$249	$62	$27	$806

For the Three Months Ended March 31, 2017
Reported net sales	$383	$239	$56	$32	$710
Adjustments (1)	92	—	—	—	92

Pro forma net sales	$475	$239	$56	$32	$802
Net sales change
Reported net sales	22.2%	4.2%	10.7%	(15.6%)	13.5%
Pro forma net sales	(1.5%)	4.2%	10.7%	(15.6%)	0.5%
Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	0.4%	—%	17.9%	—%	1.5%

Year-over-year impact of changes in pass-through paper sales	—%	0.8%	(1.8%)	(6.3%)	(0.1%)

Year-over-year impact of adoption of new revenue recognition standard	(0.1%)	0.3%	—%	—%	—%
Net organic sales change (2)	(1.8%)	3.1%	(5.4%)	(9.3%)	(0.9%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the three months ended March 31, 2018 and 2017 to pro forma net sales as if the acquisitions took place as of January 1, 2017 for purposes of this schedule.

(1) Adjusted for net sales of acquired businesses:

There were no acquisitions during the three months ended March 31, 2018.

For the three months ended March 31, 2017, the adjustments for net sales of acquired businesses reflect the net sales of Clark Group (acquired November 29, 2017), Publishers Press (acquired September 7, 2017), CREEL (acquired August 17, 2017), Fairrington (acquired July 28, 2017), and HudsonYards (acquired March 1, 2017).

(2) Adjusted for net sales of acquired businesses and the impact of changes in FX rates, pass-through paper sales and the Company’s adoption of ASC 606 during the three months ended March 31, 2018.

LSC COMMUNICATIONS REPORTS FIRST QUARTER 2018 RESULTS

LSC Communications, Inc.

Liquidity, Debt and Pension Summary

As of March 31, 2018 and December 31, 2017

(in millions)

(UNAUDITED)

	March 31, 2018	December 31, 2017
Total Liquidity (1)

Availability
Stated amount of the Revolving Credit Facility (2)	$400	$400
Less: availability reduction from covenants	—	—

Amount available under the Revolving Credit Facility	400	400

Usage
Borrowings under Revolving Credit Facility	$130	$75
Impact on availability related to outstanding letters of credit	53	53

	$183	$128
Availability (3)	$217	$272
Cash	23	34

Net Available Liquidity	$240	$306

Short-term and current portion of long-term debt	$176	$123
Long-term debt	689	699

Total debt	$865	$822

Non-GAAP adjusted EBITDA for the twelve months ended March 31, 2018 and the year ended December 31, 2017	$316	$328
Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA(4))	2.74	2.51

Estimated Unfunded Status of Pension Benefit Plans

Based on the fair value of assets and the estimated discount rate used to value benefit obligations as of March 31, 2018, the Company estimates the unfunded status of the pension benefit plans would approximate $140 million compared to $187 million at December 31, 2017.

	Qualified	Non-Qualified & International	Total
Estimated liabilities	$2,455	$91	$2,546
Estimated assets	2,405	1	2,406

Estimated unfunded status at March 31, 2018	$(50)	$(90)	$(140)

(1)	Liquidity does not include uncommitted credit facilities, located outside of the U.S.

(2)	The Company has a $400 million senior secured revolving credit agreement (the “Revolving Credit Facility”) which expires on September 30, 2021. The Revolving Credit Facility is subject to a number of covenants, including, but not limited to, a minimum Interest Coverage Ratio and a maximum Consolidated Leverage Ratio, as defined in and calculated pursuant to the Revolving Credit Facility, that, in part, restrict the Company’s ability to incur additional indebtedness, create liens, engage in mergers and consolidations, make restricted payments and dispose of certain assets. There were $130 million and $75 million of borrowings under the Revolving Credit Facility as of March 31, 2018 and December 31, 2017, respectively.

(3)	The Company would have had the ability to utilize the entire $400 million Revolving Credit Facility and not have been in violation of the terms of the agreement as of March 31, 2018. Availability under the Revolving Credit Facility was reduced by $130 million in borrowings and $53 million related to outstanding letters of credit.

(4)	The leverage ratio calculation includes non-GAAP adjusted EBITDA since the respective closing date of each acquisition and does not include a full 12 months of non-GAAP adjusted EBITDA.